UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):

February 27, 2008
COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)
(704) 557-4400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Appointment of Director. On February 27, 2008, the Board of Directors of Coca-Cola Bottling Co. Consolidated (the “Company”) appointed James H. Morgan to the Company’s Board of Directors. Mr. Morgan will serve on the Audit Committee, Finance Committee and Special Committee of the Board of Directors.
          Annual Bonus Plan. On February 27, 2008, the Compensation Committee of the Board of Directors approved performance criteria and target incentive awards under the Company’s Annual Bonus Plan for fiscal year 2008. For fiscal year 2008, each participant in the Annual Bonus Plan will be eligible to receive a cash incentive award based on the Company’s achievement of specified performance goals with respect to (1) franchise sales revenue (weighted at 25%), (2) earnings before interest and taxes (weighted at 50%) and (3) net debt reduction (weighted at 25%).
          With respect to each performance measure, the Compensation Committee established (1) a threshold level of performance under which each participant will be entitled to 50% of the weighted target incentive award, (2) a target level of performance under which each participant will be entitled to 100% of the weighted target incentive award and (3) a maximum level of performance under which each participant will be entitled to a maximum payment of 140% of the weighted target incentive award. Any awards under the Annual Bonus Plan will be paid in early 2009 based on the Company’s audited financial statements for fiscal year 2008.
          Each participant is assigned a target incentive award based on a percentage of base salary. The Compensation Committee approved the following base salary percentages for the named executive officers: Mr. Harrison—100%, Mr. Elmore—100%, Mr. Flint—75%, Mr. Westphal—60% and Mr. Harris—50%.
     Long-Term Performance Plan. On February 27, 2008, the Compensation Committee of the Board of Directors approved performance criteria and target incentive awards under the Company’s Long-Term Performance Plan. Each participant in the Long-Term Performance Plan will be eligible to receive a cash incentive award based on the Company’s achievement of specified performance goals for fiscal years 2008 through 2010 with respect to the following performance measures: (1) average revenue (weighted at 20%), (2) average earnings per share (weighted at 30%), (3) average return on total assets (weighted at 20%) and (4) average debt/operating cash flow (weighted at 30%).
     With respect to each performance measure, the Compensation Committee established (1) a threshold level of performance under which each participant will be entitled to 50% of the weighted target incentive award, (2) a target level of performance under which each participant will be entitled to 100% of the weighted target incentive award and (3) a maximum level of performance under which each participant will be entitled to a maximum payment of 150% of the weighted target incentive award. Any awards under the Long-Term Performance Plan will be paid in early 2011 based on the Company’s audited financial statements for fiscal years 2008 through 2010.

     Each participant is assigned a target incentive award based on a percentage of base salary. The Compensation Committee approved the following base salary percentages for the named executive officers: Mr. Elmore—85%, Mr. Flint—60%, Mr. Westphal—60% and Mr. Harris—50%.
     Additional information about the Company’s Annual Bonus Plan and Long-Term Performance Plan is available in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 27, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: March 3, 2008	BY:	/s/ James E. Harris James E. Harris
Senior Vice President, Chief Financial Officer

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